Exhibit (c)(9)

                             SCUDDER INVESTORS TRUST

                        Corrected Redesignation of Series

         The undersigned, being a majority of the Trustees of Scudder Investors Trust (formerly known as Kemper Funds Trust), a Massachusetts business trust (the "Trust"), acting pursuant to authority granted to the Board of Trustees in the Trust's Declaration of Trust dated October 14, 1998, do hereby correct Paragraph 3 of the Redesignation of Series dated December 14, 2000, as filed with the Secretary of The Commonwealth of Massachusetts, as follows:

         1. The series presently designated as Kemper Large Company Growth Fund is hereby redesignated "Scudder Focus Growth Fund";

         2. The series presently designated as Kemper Research Fund is hereby redesignated "Scudder Research Fund";

         3. The series presently designated as Kemper S&P 500 Index Fund is hereby redesignated "Scudder S&P 500 Stock Fund".


         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated January 19, 2000 shall remain in effect.

         The foregoing Redesignation of Series shall be effective January 1, 2001.


/s/James E. Akins
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James E. Akins, Trustee                       Frederick T. Kelsey, Trustee



/s/Linda C. Coughlin                          /s/Kathryn L. Quirk, Trustee
-------------------------------               ----------------------------------
Linda C. Coughlin, Trustee                    Kathryn L. Quirk, Trustee



/s/James R. Edgar                             /s/Fred B. Renwick, Trustee
-------------------------------               ----------------------------------
James R. Edgar, Trustee                       Fred B. Renwick, Trustee



/s/Arthur R. Gottschalk                       /s/John G. Weithers, Trustee
-------------------------------               ----------------------------------
Arthur R. Gottschalk, Trustee                 John G. Weithers, Trustee



Dated:  March 28, 2001
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